Exhibit 10.18

JAMES STAFFORD

James Stafford, Inc.
Chartered Accountants
Suite 350 – 1111 Melville Street
Vancouver, British Columbia
Canada V6E 3V6
Telephone +1 604 669 0711
Facsimile +1 604 669 0754

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation of our report dated 24 August 2010, except for Note 11, as to which the date is 15 September 2010, with respect to the consolidated balance sheets of Dynamic Gold Corp. as at 30 June 2010 and 2009 and the related consolidated statements of operations and deficit, cash flows and changes in shareholders’ deficiency for the years then ended on Form 10-K dated 15 September 2010.

/s/ James Stafford
Vancouver, Canada	Chartered Accountants

15 September 2010